Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of SuRo Capital Corp. and Subsidiaries (“the Company”) on Form N-2 (File No. 333-272578) and in the Registration Statement on Form S-8 (File No. 333-287921) of the Company (collectively, the “Registration Statements”) of our report dated March 11, 2026, with respect to our audit of the consolidated financial statements of the Company as of and for the year ended December 31, 2025, which report is included in this Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”). We also consent to the reference to us under the heading “Senior Securities” in Part II, Item 5 of the Form 10-K.

We consent to the incorporation by reference in the Registration Statements of our report dated March 11, 2026, relating to the financial information set forth under the heading “Senior Securities” in Part II, Item 5 of the Form 10-K, which report is included as an exhibit to the Form 10-K.

/s/ CBIZ CPAS P.C.

Boston, MA
March 11, 2026